SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 26, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On August 29, 2013, Extra Space Storage Inc. (the “Company”) announced that its operating partnership subsidiary, Extra Space Storage LP (the “Operating Partnership”), closed the previously announced acquisition of 19 self-storage facilities, with the acquisition of one remaining property expected to close by the end of the fourth quarter of 2013 (the “Properties”), from various entities affiliated with All Aboard Mini Storage. The Properties are located in California and include approximately 1.5 million square feet of net rentable space in approximately 14,800 self-storage units. The Operating Partnership issued a total of 1,257,519 newly designated Series B Redeemable Preferred Units (“Series B Preferred Units”) of the Operating Partnership, valued at approximately $31.4 million, and 1,356,209 common units (“Common Units”) of the Operating Partnership, valued at approximately $58.4 million, to the contributors as part of the consideration for the Properties.

In connection with this acquisition, on August 29, 2013, the Operating Partnership entered into a Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) which provides for the designation and issuance of the Series B Preferred Units. The Series B Preferred Units rank junior to the Operating Partnership’s Series A Participating Redeemable Preferred Units and senior to all other partnership interests with respect to distributions and liquidation. The Series B Preferred Units have a fixed priority return of 6.0% and a liquidation value of $25.00 per Series B Preferred Unit. The Series B Preferred Units will be redeemable for the liquidation value per unit at the option of the holders after a period of one year following the closing, which redemption obligation may be satisfied, at the option of the Company, in cash or shares of its common stock, $0.01 par value per share (“Common Stock”). The Common Units will be redeemable at the option of the holders after a period of one year following the closing for cash or, at the option of the Company, an equivalent number of shares of Common Stock.

The foregoing description of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

The information required by this Item 3.02 with respect to the issuance of the Series B Preferred Units and Common Units is incorporated by reference from Item 1.01 of this current report. The Series B Preferred Units and Common Units were issued in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013, Karl Haas, the Company’s Executive Vice President and Chief Operating Officer, announced his retirement, effective December 31, 2013. The Company’s Board of Directors intends to appoint Mr. Haas to the Board following his retirement.

The Company intends to appoint Samrat Sondhi as Senior Vice President Operations upon Mr. Haas’ retirement on December 31, 2013. Mr. Sondhi, 38, has been a member of the Company’s senior management team for eight years, operating in various roles including Divisional Vice President, covering core markets across the United States, and Senior Vice President Revenue Management, playing a key role in the evolution of pricing strategy. Prior to joining the Company, Mr. Sondhi served for two years as Vice President Revenue Management for Storage USA, which was purchased by the Company in July 2005. Prior to joining Storage USA, Mr. Sondhi worked as a consultant with Deloitte Consulting. Mr. Sondhi holds a Master’s degree in Business Administration from Carnegie Mellon University and a Bachelor’s degree in Electronics from Pune University, India. Mr. Sondhi’s annual base salary is $275,000. He is also eligible for an annual bonus and will participate in employee benefit plans made available to the Company’s executives.

On August 29, 2013, Hugh W. Horne announced his decision to resign, effective December 31, 2013, from the Board of Directors of the Company to pursue other interests. Mr. Horne’s decision to resign from the Board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices. Concurrently with his resignation from the Board, Mr. Horne is resigning from the Compensation, Nominating and Governance Committee of the Board.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2013, the Company amended its charter in order to effect certain administrative changes relating to the non-voting stock, $0.01 par value per share, of the Company (“Contingent Conversion Shares”). No Contingent Conversion Shares remain outstanding, so the amendment reduced the number of authorized Contingent Conversion Shares from 211,157 to zero. In addition, pursuant to the Company’s charter, upon the previous conversion of 3,888,843 Contingent Conversion Shares, the authorized but unissued shares of Common Stock had been increased by 3,888,843; accordingly, the charter amendment also returned the authorized number of shares of Common Stock to 300,000,000.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which are filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On August 29, 2013, the Company issued a press release announcing the retirement of Mr. Haas, the intended appointment of Mr. Sondhi, the resignation of Mr. Horne and the closing of the All Aboard Mini Storage transaction. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this current report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01                   Other Events.

The Company has acquired 27 properties in separate transactions since December 31, 2012, for an aggregate purchase price of approximately $275.2 million, with an additional 20 properties probable of acquisition for approximately $128.3 million. Under the rules and regulations of the Securities and Exchange Commission, these completed and probable property acquisitions are individually insignificant, but, in the aggregate, are significant. In certain circumstances, Regulation S-X requires the presentation of audited statements of revenues and certain operating expenses for a majority of the individually insignificant properties acquired since the end of the Company’s most recent fiscal year or probable of acquisition when these properties are significant in the aggregate. As a result, the Company is presenting statements of revenues and certain operating expenses for the Properties purchased from various entities affiliated with All Aboard Mini Storage (which represent a majority of all properties acquired or probable of acquisition subsequent to December 31, 2012).

Item 9.01                   Financial Statements and Exhibits.

(a)                                 Financial Statements of Properties Acquired.

Audited historical financial statements and unaudited interim periods:

All Aboard Mini Storage

Independent Auditor’s Report

Statements of Revenues and Certain Operating Expenses

Notes to Statements of Revenues and Certain Operating Expenses

(b)                                 Pro Forma Financial Information.

The following pro forma financial statements which reflect the Company’s completed acquisition of properties from All Aboard Mini Storage:

1.              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013

2.              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2013

3.              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012

(d)  Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment of Extra Space Storage Inc., dated August 29, 2013.
10.1	Third Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, dated August 29, 2013.
23.1	Consent of Haynie & Company, P.C., independent registered public accounting firm.
99.1	Press release issued by Extra Space Storage Inc., dated August 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: August 29, 2013	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Extra Space Storage Inc. (the “Company”) has acquired, in separate transactions, 27 properties located in Arizona, California, Hawaii, Illinois, Maryland, and Texas for approximately $275.2 million since December 31, 2012.  An additional 20 properties probable of acquisition are expected to close during the fourth quarter of 2013 located in Arkansas, California, Connecticut, Florida, Georgia, Illinois, Massachusetts, North Carolina, Ohio and Texas for approximately $128.3 million.

Under the rules and regulations of the SEC, the acquisitions of properties completed and expected to be completed during the year ended December 31, 2013 are individually insignificant, but, in the aggregate, are significant. Audits were performed on a 20-property portfolio (19 of which were acquired on August 29, 2013 with the remaining property expected to close during the fourth quarter of 2013) from All Aboard Mini Storage (“All Aboard”), an unrelated third party. These 20 properties represent the majority of the individually insignificant acquisitions.

The following unaudited pro forma condensed consolidated financial information of the Company as of and for the six months ended June 30, 2013 has been derived from (1) the historical unaudited financial statements of the Company as filed in the Company’s Form 10-Q for the six months ended June 30, 2013 and (2) the historical statements of revenues and certain operating expenses for the audited properties that were acquired or expected to be acquired during the year ended December 31, 2013.

The following unaudited pro forma condensed consolidated financial information of the Company for the year ended December 31, 2012 has been derived from (1) the historical audited financial statements of the Company as filed in the Company’s Form 10-K for the year ended December 31, 2012, and (2) the audited historical statements of revenues and certain operating expenses for the audited properties that were acquired or expected to be acquired during the year ended December 31, 2013.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 reflects adjustments to the Company’s unaudited historical financial data to give effect to the acquisition of the All Aboard portfolio, which was acquired subsequent to June 30, 2013, as if it had been acquired on June 30, 2013.

The pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 reflect adjustments to the Company’s historical financial data to give effect to the acquisition of the 20 audited properties (19 of which were acquired on August 29, 2013 with the remaining property expected to close during the fourth quarter of 2013) as if each acquisition had occurred on the first day of each period presented.

The unaudited pro forma adjustments are based on available information. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations for the period would have been as of the date and for the periods indicated, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical financial statements referenced in this filing.

In addition, the pro forma condensed consolidated financial statements are based upon pro forma allocations of the purchase price of the acquired properties based upon preliminary estimates of fair value of the assets and liabilities acquired in connection with the acquisition. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of June 30, 2013

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Acquisition of All Aboard	Pro Forma Total
	(1)	(2)
Assets:
Real estate assets, net	$3,027,654	$206,100	$3,233,754

Investments in real estate ventures	101,698	—	101,698
Cash and cash equivalents	206,932	(110,100)	96,832
Restricted cash	20,502	—	20,502
Receivables from related parties and affiliated real estate joint ventures	3,258	—	3,258
Other assets, net	72,572	—	72,572
Total assets	$3,432,616	$96,000	$3,528,616

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,409,982	$—	$1,409,982
Premium on notes payable	2,546	—	2,546
Exchangeable senior notes	250,000	—	250,000
Discount on exchangeable senior notes	(18,133)	—	(18,133)
Notes payable to trusts	119,590	—	119,590
Accounts payable and accrued expenses	46,982	—	46,982
Other liabilities	31,858	—	31,858
Total liabilities	1,842,825	—	1,842,825

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 111,223,460 shares issued and outstanding at June 30, 2013	1,112	—	1,112
Paid-in capital	1,765,577	—	1,765,577
Accumulated other comprehensive income	5,108	—	5,108
Accumulated deficit	(241,391)	—	(241,391)
Total Extra Space Storage Inc. stockholders’ equity	1,530,406	—	1,530,406
Noncontrolling interest represented by Series A Preferred Operating Partnership units, net of $100,000 note receivable	30,033	—	30,033
Noncontrolling interest represented by Series B Preferred Operating Partnership units	—	33,600	33,600
Noncontrolling interests in Operating Partnership	28,877	62,400	91,277
Other noncontrolling interests	475	—	475
Total noncontrolling interests and equity	1,589,791	96,000	1,685,791
Total liabilities, noncontrolling interests and equity	$3,432,616	$96,000	$3,528,616

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of June 30, 2013

(in thousands, except share data)

(1) Reflects the assets, liabilities and stockholders’ equity of the Company as filed in its Form 10-Q for the six months ended June 30, 2013.

(2) Represents the Company’s acquisition of the 20-property All Aboard Mini Storage portfolio (19 of which closed on August 29, 2013 with the remaining property expected to close during the fourth quarter of 2013).  The purchase price was allocated to the tangible and intangible assets and liabilities acquired based on their approximate fair values.  The values of the tangible assets, consisting of land and buildings, were determined as if vacant.  Intangible assets, which represent the value of existing tenant relationships, were recorded at their fair values based on the avoided cost to replace the current leases of which approximately $3,119 was recorded as part of the acquisition.  The book value of all other assets and liabilities approximated fair value.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2013

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Acquisition of All Aboard	Pro Forma Adjustments		Pro Forma Total
	(1)	(2)
Revenues:
Property rental	$210,263	$9,545	$—		$219,808
Tenant reinsurance	22,331	—	—		22,331
Management and franchise fees	12,974	—	—		12,974
Total revenues	245,568	9,545	—		255,113

Expenses:
Property operations	67,899	3,451	(570	)(3)	70,780
Tenant reinsurance	4,112	—	—		4,112
Acquisition related costs	1,135	—	—		1,135
General and administrative	26,508	—	—		26,508
Depreciation and amortization	45,810	—	2,862	(4)	48,672
Total expenses	145,464	3,451	2,292		151,207

Income from operations	100,104	6,094	(2,292)		103,906
					—
Gain on sale of real estate assets	800	—	—		800
Interest expense	(35,728)	—	—		(35,728)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(113)	—	—		(113)
Interest income	317	—	(133	)(5)	184
Interest income on note receivable from Preferred Operating Partnership unit holder	2,425	—	—		2,425
Income before equity in earnings of real estate ventures and income tax expense	67,805	6,094	(2,425)		71,474

Equity in earnings of real estate ventures	5,537	—	—		5,537
Equity in earnings of real estate ventures — gain on sale of real estate assets and purchase of joint venture partners’ interests	2,556	—	—		2,556
Income tax expense	(4,866)	—	—		(4,866)
Net income	71,032	6,094	(2,425)		74,701
Net income allocated to Series A Preferred Operating Partnership noncontrolling interests	(3,462)	—	(32	)(6)	(3,494)
Net income allocated to Series B Preferred Operating Partnership noncontrolling interests	—	—	(919	)(6)	(919)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,679)	—	(1,030	)(6)	(2,709)
Net income attributable to common stockholders	$65,891	$6,094	$(4,406)		$67,579

Net income per common share
Basic	$0.59				$0.59
Diluted	$0.59				$0.59

Weighted average number of shares
Basic	110,974,504	2,793,500	—		113,768,004
Diluted	115,237,500	2,793,500	—		118,031,000

Cash dividends paid per common share	$0.65				$0.65

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Six Months Ended June 30, 2013

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-Q for the six months ended June 30, 2013.

(2) Represents the pro forma revenues and operating expenses of the 20 audited properties that were acquired or are expected to be acquired during the year ending December 31, 2013 for the period from January 1, 2013 to June 30, 2013, which were not reflected in the historical condensed consolidated statement of operations of the Company, as follows:

Portfolio	Number of Properties	Acquisition Date*	Revenues	Operating Expenses	Management Fee	Expenses Less Management Fee
All Aboard	20	8/29/2013	$9,545	$3,451	$570	$2,881

*On August 29, 2013 the Company acquired 19 properties with the remaining property scheduled to close during the fourth quarter of 2013.

(3) Adjustment to eliminate the management fee expense paid for managing the properties owned by All Aboard.  Prior to the acquisition of the properties, a third party managed such properties in exchange for a management fee of approximately six percent of cash collected by the properties.  Subsequent to the acquisition by the Company, all properties are self-managed.

(4) Adjustments include depreciation and amortization expense for the period from January 1, 2013 to June 30, 2013, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

	Depreciable Assets	Depreciation Not Reflected in Historical Statement of Operations	Intangible Assets	Amortization Not Reflected in Historical Statement of Operations	Total Depreciation / Amortization Not Reflected in Historical Statement of Operations
All Aboard	$142,087	$1,822	$3,119	$1,040	$2,862

(5) Interest income was reduced by $133 for the use of net cash in the acquisitions as if such acquisitions had occurred on January 1, 2013.

(6) Income allocated to Preferred Operating Partnership noncontrolling interests and Operating Partnership and other noncontrolling interests was adjusted to reflect the increase in net income resulting from the acquisitions and other pro forma adjustments as follows:

	Series A Preferred Operating Partnership	Series B Preferred Operating Partnership	Common Operating Partnership	Total
Increase in net income as a result of acquisitions and other pro forma adjustments:	$3,669	$3,669	$3,669	$3,669
Original weighted average percentage of Operating Partnership units held by noncontrolling interests	0.86%	0.00%	2.42%	3.28%
Increase in net income allocated to Operating Partnership noncontrolling interests as a result of change in net income	$32	$—	$89	$121

Number of new Operating Partnership units issued as part of All Aboard acquisition	—	1,344,000	1,449,500	2,793,500
Estimated additional weighted average percentage of Operating Partnership units issued	0.00%	1.23%	1.26%	2.49%
Total net income including acquisitions and pro forma adjustments	$74,701	$74,701	$74,701	$74,701
Increase in net income allocated to noncontrolling interests as a result of new units	$—	$919	$941	$1,860
Total increase in net income allocated to Operating Partnership noncontrolling interets	$32	$919	$1,030	$1,981

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2012

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Acquisition of All Aboard	Pro Forma Adjustments		Pro Forma Total
	(1)	(2)
Revenues:
Property rental	$346,874	$18,882	$—		$365,756
Tenant reinsurance	36,816	—	—		36,816
Management and franchise fees	25,706	—	—		25,706
Total revenues	409,396	18,882	—		428,278

Expenses:
Property operations	114,028	6,868	(1,117	)(3)	119,779
Tenant reinsurance	7,869	—	—		7,869
Acquisition related costs	5,351	—	—		5,351
General and administrative	50,454	—	—		50,454
Depreciation and amortization	74,453	—	5,722	(4)	80,175
Total expenses	252,155	6,868	4,605		263,628

Income from operations	157,241	12,014	(4,605)		164,650

Interest expense	(71,850)	—	—		(71,850)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(444)	—	—		(444)
Interest income	1,816	—	(265	)(5)	1,551
Interest income on note receivable from Preferred Operating Partnership unit holder	4,850	—	—		4,850
Income before equity in earnings of real estate ventures and income tax expense	91,613	12,014	(4,870)		98,757

Equity in earnings of real estate ventures	10,859	—	—		10,859
Equity in earnings of real estate ventures — gain on sale of real estate assets and purchase of joint venture partners’ interests	30,630	—	—		30,630
Income tax expense	(5,413)	—	—		(5,413)
Net income	127,689	12,014	(4,870)		134,833
Net income allocated to Series A Preferred Operating Partnership noncontrolling interests	(6,876)	—	(66	)(6)	(6,942)
Net income allocated to Series B Preferred Operating Partnership noncontrolling interests	—	—	(1,658	)(6)	(1,658)
Net income allocated to Operating Partnership and other noncontrolling interests	(3,504)	—	(1,918	)(6)	(5,422)
Net income attributable to common stockholders	$117,309	$12,014	$(8,512)		$120,811

Net income per common share
Basic	$1.15				$1.15
Diluted	$1.14				$1.15

Weighted average number of shares
Basic	102,290,200	2,793,500	—		105,083,700
Diluted	106,523,015	2,793,500	—		109,316,515

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2012

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-K for the year ended December 31, 2012.

(2) Represents the pro forma revenues and operating expenses for the year ended December 31, 2012 of the 20 audited properties that were acquired or are expected to be acquired during the year ending December 31, 2013, which were not reflected in the historical condensed consolidated statement of operations of the Company, as follows:

Acquisition Date	Revenues	Operating Expenses	Management Fee	Expenses Less Management Fee
8/29/2013*	$18,882	$6,868	$1,117	$5,751

*On August 29, 2013 the Company acquired 19 properties with the remaining property scheduled to close during the fourth quarter of 2013.

(3) Adjustment to eliminate the management fee expense paid for managing the properties owned by All Aboard.  Prior to the acquisition of the properties, a third party managed such properties in exchange for a management fee of approximately six percent of cash collected by the properties.  Subsequent to the acquisition by the Company, all properties are self-managed.

(4) Adjustments include depreciation and amortization expense for the period from January 1, 2012 to December 31, 2012, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

	Depreciable Assets	2012 Depreciation	Intangible Assets	2012 Amortization	Total 2012 Depreciation / Amortization
All Aboard	$142,087	$3,643	$3,119	$2,079	$5,722

(5) Interest income was reduced by $265 for the use of net cash in the acquisitions as if the acquisitions had occurred on January 1, 2012.

(6) Income allocated to Preferred Operating Partnership noncontrolling interests and Operating Partnership and other noncontrolling interests was adjusted to reflect the increase in net income resulting from the acquisitions and other pro forma adjustments as follows:

	Series A Preferred Operating Partnership	Series B Preferred Operating Partnership	Operating Partnership	Total
Increase in net income as a result of acquisitions and other pro forma adjustments:	$7,144	$7,144	$7,144	$7,144
Original weighted average percentage of Operating Partnership units held by noncontrolling interests	0.93%	0.00%	2.88%	3.81%
Increase in net income allocated to Operating Partnership noncontrolling interests as a result of change in net income	$66	$—	$206	$272

Number of new Operating Partnership units issued as part of All Aboard acquisition	—	1,344,000	1,449,500	2,793,500
Estimated additional weighted average percentage of Operating Partnership units issued	0.00%	1.23%	1.27%	2.50%
Total net income including acquisitions and pro forma adjustments	$134,833	$134,833	$134,833	$134,833
Increase in net income allocated to noncontrolling interests as a result of new units	$—	$1,658	$1,712	$3,370
Total increase in net income allocated to Operating Partnership noncontrolling interets	$66	$1,658	$1,918	$3,642

Statements of Revenues and Certain Operating Expenses

and Report of Independent Certified Public Accountants

All Aboard Mini Storage

For the Year ended December 31, 2012 and

for the Six Months Ended June 30, 2013 and 2013 (unaudited)

Independent Auditor’s Report

To the Board of Directors of

Extra Space Storage Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the properties owned by the All Aboard Mini Storage Portfolio (the “Properties”), for the year ended December 31, 2012, and the related notes to the statement of revenues and certain operating expenses (the “Statement”).

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Properties for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Haynie & Company, P.C.

Salt Lake City, Utah
August 29, 2013

ALL ABOARD MINI STORAGE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(dollars in thousands)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012
	(unaudited)	(unaudited)
Revenue
Rents	$9,027	$8,940	$17,982
Other	518	403	900

Total revenues	9,545	9,343	18,882

Certain operating expenses
Property operating expenses	2,881	2,748	5,751
Management fees	570	554	1,117

Total certain operating expenses	3,451	3,302	6,868

Revenues in excess of certain operating expenses	$6,094	$6,041	$12,014

The accompanying notes are an integral part of these financial statements

1.        ACQUISITION, ORGANIZATION AND BASIS OF PRESENTATION

Acquisition of properties

The accompanying statements of revenues and certain operating expenses relates to the operation of 20 properties owned by different entities affiliated with All Aboard Mini Storage (the “Properties”).  Nineteen of the twenty properties were acquired by Extra Space Storage Inc. (“Extra Space”) on August 29, 2013 with the remaining property expected to close during the fourth quarter of 2013.  Extra Space did not hold any ownership interests in the Properties prior to the acquisition.  The Properties consist of land and self-storage facilities located in California.

Basis of presentation

The accompanying statement of revenues and certain operating expenses for the year ended December 31, 2012 was prepared for the purpose of complying with the Securities and Exchange Commission Regulation S-X, Rule 3-14.  The statement is not representative of the actual operations of the Properties for the year ended December 31, 2012 as certain expenses, which may not be comparable to the expenses expected to be incurred by the Properties in future operations, have been excluded as discussed below.  The management of the Properties is not aware of any material factors that would cause the reported financial information not to be indicative of future operating results.

Certain operating expenses include real estate taxes and certain other operating expenses related to the operations of the Properties.  Excluded expenses include mortgage interest, depreciation and amortization and certain other costs not directly related to the future operations of the property.

The statements of revenues and certain operating expenses for the six months ended June 30, 2013 and 2012 are unaudited.  In the opinion of management, these interim financial statements reflect all necessary adjustments for a fair presentation of the revenues and certain operating expenses of the respective periods.  All such adjustments are of a normal recurring nature.

2.        REVENUE RECOGNITION

Revenue is principally obtained from tenant rentals under month-to-month operating leases.  The Properties recognize rental revenue daily on a straight line basis over the terms of the leases.  Tenants move in and out throughout the month and revenue is recognized on a pro-rata basis for the days each unit is occupied during the month.  Revenue is recognized for past due tenants until the unit is vacated through either payment or auction.

The Properties recognize revenue for merchandise sales as the sales occur.  Revenue for late fees and other miscellaneous items are included in other revenue as they are earned under the terms of the rental contracts.

3.        EXPENSE RECOGNITION

Property expenses, including utilities, repairs and maintenance and other costs to manage the facilities are recognized as incurred.  Expenses such as property taxes and property insurance are recognized over their respective assessment or coverage periods.  The Properties recognize bad debt expense based upon the Properties’ historical collection experience and current economic trends.

4.              USE OF ESTIMATES

The preparation of the statement of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

5.              COMMITMENTS AND CONTINGENCIES

The Properties are not presently involved in any material litigation nor, to management’s knowledge, is any material litigation threatened against the Properties, other than routine legal matters arising in the ordinary course of business.  Management believes the costs, if any, incurred by the Properties related to this litigation will not materially affect the operating results of the Properties.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment of Extra Space Storage Inc., dated August 29, 2013.
10.1	Third Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, dated August 29, 2013.
23.1	Consent of Haynie & Company, P.C., independent registered public accounting firm.
99.1	Press release issued by Extra Space Storage Inc., dated August 29, 2013.